Exhibit 3.54

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:36 PM 07/02/2009
FILED 05:16 PM 07/02/2009
SRV 090672408 - 4700552 FILE

CERTIFICATE OF FORMATION

OF

NOVINK (USA) LLC

The undersigned, in order to form a limited liability company under the Delaware Limited Liability Company Act, as amended, hereby certifies as follows:

1. The name of the limited liability company is Novink (USA) LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The company shall be prohibited from issuing nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the United States Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Section 101-1532, as in effect on the date hereof.

4. The debts, obligations and liabilities of the company, whether arising in tort, contract or otherwise, shall be solely the debts, obligations and liabilities of the company, and no member or manager of the company shall be obligated personally for any such debt, obligation or liability of the company solely by reason of being a member or acting as a manager of the company. A manager of the company shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the company or its Members for monetary damages for breach of fiduciary duty as a manager, provided that this provision shall not eliminate or reduce the liability of a manager in any case where such elimination or reduction is not permitted by law.

5. This Certificate of Formation shall be effective on July 2, 2009.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Novink (USA) LLC this 2nd day of July, 2009.

/s/ David McCarthy
David McCarthy, authorized officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:47 PM 07/22/2009
FILED 06:47 PM 07/22/2009
SRV 090720417 - 4700552 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      The name of the Limited Liability Company is Novink (USA) LLC.

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby changed to World Color (USA), LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Novink (USA) LLC this 22 day of July, 2009.

By:	/s/ Marie-E. Chlumecky
Name: Marie-E. Chlumecky
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:04 PM 05/05/2011
FILED 05:04 PM 05/05/2011
SRV 110500355 - 4700552 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

WORLD COLOR (USA), LLC

1.  The name of the limited liability company is World Color (USA), LLC.

2.  The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby changed to QG, LLC

3.  This Certificate of Amendment shall become effective on May 6, 2011 at 12:01 AM CDT.

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has caused this Certificate of Amendment to be signed this 2nd day of May, 2011.

WORLD COLOR (USA) CORP.

By:	/s/ Andrew Schiesl
Andrew Schiesl
Secretary